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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 26, 1995


                               CODA ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


     State of Delaware               0-10955                 75-1842480
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
     of Incorporation)                                    Identification No.)

                              5735 Pineland Drive
                                   Suite 300
                              Dallas, Texas  75231
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (214) 692-1800


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                                 Index of Exhibits - Page 3
                                 Number of Pages - 5
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Item 5.  Other Events
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                  CODA ANNOUNCES POSSIBLE ACQUISITION PROPOSAL

  Coda Energy, Inc. announced today that its Chairman and Chief Executive Officer, Douglas H. Miller, has advised the Company that he is engaged in forming an investor group, and has entered into discussions with various parties regarding obtaining financing, for the possible cash acquisition of the Company. Mr. Miller advised Coda that neither the terms nor the timing of any such acquisition proposal had been determined at this time. Mr. Miller indicated, however, that if a proposal were to be made, the acquisition price would represent a premium to recent trading prices of Coda's common stock. The Board of Directors of the Company has appointed a Special Committee of outside directors for the purpose of, among other things, considering any acquisition proposal. The Special Committee will retain independent legal counsel to advise it and an independent investment banking firm to evaluate any acquisition proposal.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     The following documents are attached hereto as exhibits:

     99.1     Coda Energy, Inc. Press Release dated April 26, 1995.


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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 27, 1995                    CODA ENERGY, INC.


                                         By:    \s\ Joe Callaway
                                           -------------------------------------
                                                Joe Callaway, Vice President and
                                                General Counsel

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                                 EXHIBIT INDEX

                                                                Sequential
Exhibit No.                Description of Exhibit                Page No.
- -------------  -----------------------------------------------  ----------
   99.1        Coda Energy, Inc. Press Release dated April           5
               26, 1995.


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